UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 7, 2005

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4400 Main Street, Kansas City, MO	64111
(Address of Principal Executive Offices)	(Zip Code)
(816) 753-6900
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement

On January 7, 2005, H&R Block, Inc. (the "Company") and H&R Block Financial Advisors, Inc. ("HRBFA") entered into a Termination Agreement with Brian L. Nygaard, pertaining to Mr. Nygaard's resignation as the President and Chief Executive Officer of HRBFA. The Agreement provides for: (i) the Company and HRBFA to pay Mr. Nygaard $312,000 over a 6-month period in semi-monthly installments of $26,000 (representing one-half of Mr. Nygaard's annual base salary and target short-term incentive compensation for HRBFA's fiscal year 2005); (ii) immediate vesting of previously granted outstanding stock options scheduled to vest on or prior to July 6, 2006; and (iii) termination of all restrictions on previously awarded shares of the Company's common stock that would have lapsed on or prior to July 6, 2006. Mr. Nygaard will remain eligible to participate in certain health and welfare plans maintained by HRBFA during the 6-month period following the termination date.

Item 1.02. Termination of a Material Definitive Agreement

In connection with the Termination Agreement referred to in Item 1.01 of this current report on Form 8-K, the Employment Agreement between Mr. Nygaard and HRBFA dated November 5, 2001 was terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC. BY: /S/ Bret G. Wilson —————————————— Bret G. Wilson Vice President and Secretary

Date: January 12, 2005